EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the Schedule 13D (or any amendments thereto) relating to the Class A common shares of StoneCo. Ltd. is filed on behalf of each of us.

Dated:  October 7, 2026

Madrone Partners, L.P.

By:

Madrone Capital Partners, LLC

Its:

General Partner

By:

/s/ Thomas Patterson

Name: Thomas Patterson

Title: Managing Member

Madrone Capital Partners, LLC

By:

/s/ Thomas Patterson

Name: Thomas Patterson

Title: Managing Member

Jameson McJunkin

By:

/s/ James McJunkin

Name: James McJunkin

Thomas Patterson

By:

/s/ Thomas Patterson

Name: Thomas Patterson

Gregory Penner

By:

/s/ Gregory Penner

Name: Gregory Penner